Exhibit 99.1

Del Monte Foods Company P.O. Box 193575 San Francisco, CA 94119-3575	NEWS RELEASE
DEL MONTE FOODS COMPANY REPORTS
FISCAL 2007 SECOND QUARTER RESULTS

SAN FRANCISCO, November 30, 2006 — Del Monte Foods Company (NYSE: DLM):
Announcement Highlights
•	Pet acquisitions, pricing actions and growth from new products drove Q2 net sales growth of 12.6%.
•	Reported diluted EPS from continuing operations of $0.12 in Q2F07 (includes $0.06 for transformation, integration, and purchase accounting) compared to $0.18 in Q2F06; reflects impact from pet acquisitions, pricing actions, and inflationary and other operational cost increases.
•	Now expects F07 sales growth of 12% to 15% over F06 (compared to original guidance of 14% to 16%). Continues to expect diluted EPS from continuing operations of $0.48 to $0.53 (includes $0.22 to $0.25 for transformation, integration, and purchase accounting).
Del Monte Foods Second Quarter Results
Del Monte Foods today reported net sales for the second quarter of fiscal 2007 of $893.5 million compared to $793.2 million last year, an increase of 12.6%. Income from continuing operations was $23.7 million, or $0.12 EPS, compared to $37.3 million, or $0.18 EPS in the previous year. Results for second quarter fiscal 2007 included $0.03 of transformation-related expenses, $0.02 of integration expense, and $0.01 of purchase accounting impact.
“This quarter’s results were driven by strong performance in our acquired pet businesses, continued brand-driven pricing actions, new product introductions, and aggressive cost-reduction programs in the face of ongoing exogenous cost pressures,” said Richard G. Wolford, Chairman and CEO of Del Monte Foods. “We saw strong revenue and operating income growth in our Pet Products business, enabled by the successful integration of our new Milk-Bone and Meow Mix businesses, as well as new product growth. Our Consumer Products business was adversely impacted this quarter by increased costs and pricing-related reduced volume in lower margin products. We are pleased with our first half EPS performance and expect our second half performance to improve as we realize the full benefits of our pricing actions and execute against our initiatives. Importantly, the strategic steps we are taking, including the execution of our transformation plan and the successful integration of our acquisitions, are progressing as expected and, we believe, will drive improved ongoing performance.”
The 12.6% increase in net sales was driven primarily by the acquisitions of Meow Mix and Milk-Bone. Increased growth from new products and net pricing also contributed to the increase in net sales. These gains were partially offset by a volume decline, as discussed below.
The decrease in EPS from continuing operations was driven primarily by the $0.06 of transformation-related expenses, integration expense and purchase accounting impact mentioned above. Pet acquisitions (net of related interest expense) and the initial impact of recent pricing actions were positive contributors during the quarter. These factors were partially offset by increased costs, including raw product costs and steel and other packaging costs. Lower volume, higher marketing expense, and higher interest expense also impacted EPS negatively.
Reportable Segments — Second Quarter Results
Consumer Products
For the second quarter, Consumer Products net sales were $566.5 million, a decrease of 3.1% from net sales of $584.4 million in the prior year period. Del Monte Brands net sales decreased by 2.0%, primarily driven by a decline in vegetable volume in lower margin channels and by the absence of volume from the previously announced sale of S&W beans. StarKist Seafood net sales decreased by 6.3%, as higher category pricing drove a greater than anticipated decline in volume across most major sales channels.
Consumer Products operating income decreased 17.4% from $63.7 million in second quarter fiscal 2006 to $52.6 million in second quarter fiscal 2007. The decrease primarily reflected higher costs, including fish, peach and tomato raw product costs and steel and other packaging costs, combined with the lower volume explained above. These factors were partially offset by positive net pricing actions, including pricing in tomatoes, fruit and seafood which are anticipated to be more fully realized in the second half of fiscal 2007.
Pet Products
For the second quarter, Pet Products net sales were $327.0 million, an increase of 56.6% over net sales of $208.8 million in the prior year period. The increase was primarily driven by the Meow Mix and Milk-Bone acquisitions. Growth from new pet products and net pricing also positively contributed to the increase in net sales. These gains were partially offset by lower volume due to competitive marketing dynamics and elasticity.
Pet Products operating income increased 65.2% from $32.5 million in second quarter fiscal 2006 to $53.7 million in second quarter fiscal 2007. The increase primarily reflected the positive impact of the Meow Mix and Milk-Bone acquisitions net of integration expense and purchase accounting impact. Marketing expense was higher in second quarter fiscal 2007 compared to prior year driven by marketing associated with new pet product introductions.

Del Monte Foods Six Months Ended October 29, 2006 Results
The Company reported net sales for the first half of fiscal 2007 of $1,567.6 million compared to $1,409.8 million last year, an increase of 11.2%. Income from continuing operations was $31.1 million, or $0.15 EPS, compared to $50.1 million, or $0.24 EPS in the previous year. Results for the first half of fiscal 2007 included $0.06 of transformation-related expenses, $0.03 of integration expense, and $0.02 of purchase accounting impact.
The 11.2% increase in net sales was driven primarily by the acquisitions of Meow Mix and Milk-Bone. Increased growth from new products and net pricing also contributed to the increase in net sales. These gains were partially offset by a volume decline, driven by many of the same factors which impacted the second quarter fiscal 2007 results.
The decrease in EPS from continuing operations was driven primarily by the $0.11 of transformation-related expenses, integration expense, and purchase accounting impact mentioned above. Pet acquisitions (net of related interest expense), pricing actions and the $0.03 gain on the sale of a perpetual license for S&W beans (closed first quarter fiscal 2007) were positive contributors during the first half of the fiscal year. These factors were partially offset by increased costs, including raw product costs, steel and other packaging costs, and energy-related transportation costs. Higher interest expense and lower volume also impacted EPS negatively.
Outlook
Third Quarter Fiscal 2007
For the fiscal 2007 third quarter, the Company expects to deliver sales growth of approximately 14% to 16% over net sales of $789.6 million in the third quarter of fiscal 2006. Diluted EPS from continuing operations is expected to be approximately $0.14 to $0.16, including $0.04 of transformation-related expenses, $0.02 of integration expense, and $0.01 of purchase accounting impact, as compared to $0.22 in the third quarter of fiscal 2006.
Factors Impacting Guidance

	Q1A	Q2A	Q1+Q2A1	Q3E

Fiscal 2007	$0.04	$0.12	$0.15	$0.14-$0.16
Includes:
F07 Transformation-related expenses	($0.03)	($0.03)	($0.06)	($0.04)
F07 Integration expense	($0.01)	($0.02)	($0.03)	($0.02)
F07 Purchase accounting impact	($0.01)	($0.01)	($0.02)	($0.01)

	Q1A	Q2A	Q1+Q2A	Q3A

Fiscal 2006	$0.06	$0.18	$0.24	$0.22

1.	May not sum due to rounding

Fiscal 2007
For fiscal 2007, the Company now expects sales growth of 12% to 15% (compared to previous guidance of 14% to 16%) over fiscal 2006 net sales of $2,998.6 million, reflecting second quarter volume performance. Fiscal 2007 net sales growth is expected to be driven primarily by the Meow Mix and Milk-Bone acquisitions.
The Company continues to anticipate diluted EPS from continuing operations to be $0.48 to $0.53 in fiscal 2007, which includes approximately $0.11 to $0.14 of transformation-related expenses, $0.06 of integration expense, and $0.05 of purchase accounting impact. The Company reported $0.67 diluted EPS from continuing operations in fiscal 2006.
The Company reiterated that it expects cash provided by operating activities, less cash used in investing activities, to be approximately $150 to $170 million.
Factors Impacting Guidance

	Full Year
	F07E	F06A

F07 diluted EPS Guidance	$0.48 - $0.53	$0.67
Includes:
F07 Transformation-related expenses	($0.11) - ($0.14)
F07 Integration expense	($0.06)
F07 Purchase accounting impact	($0.05)
Webcast Information
Del Monte Foods will host a live audio webcast, accompanied by a slide presentation, to discuss its fiscal 2007 second quarter results and outlook at 7:00 a.m. PT (10:00 a.m. ET) today. The webcast slide presentation and historical, quarterly results can be accessed at www.delmonte.com/Company/investors. The audio portion of the webcast may also be accessed during the call (listen-only mode) as follows:
1- 888-788-9432 (1-210-795-9068 outside the U.S. and Canada), verbal code: Del Monte Foods. The webcast and slide presentation will be available online following the presentation.
Del Monte Foods
Del Monte Foods is one of the country’s largest and most well known producers, distributors and marketers of premium quality, branded food and pet products for the U.S. retail market, generating approximately $3 billion in net sales in fiscal 2006. With a powerful portfolio of brands including Del Monte®, StarKist®, S&W®, Contadina®, College Inn®, Meow Mix®, Kibbles ‘n Bits®, 9Lives®, Milk-Bone®, Pup-Peroni®, Meaty Bone®, Snausages® and Pounce®, Del Monte products are found in nine out of ten American households. The Company also produces, distributes and markets private label food and pet products. For more information on Del Monte Foods Company (NYSE:DLM) visit the Company’s website at www.delmonte.com.

Forward-Looking Statements
This press release contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to future financial operating results, including the expected costs of the transformation plan, the integration of the Meow Mix and Milk-Bone acquisitions and purchase accounting, as well as to the Company’s strategic plan.
Factors that could cause actual results to differ materially from those described in this press release include, among others: general economic and business conditions; integration of the Meow Mix and Milk-Bone businesses; cost and availability of inputs, commodities, ingredients and other raw materials, including without limitation, energy, fuel, packaging, grains, meat by-products and tuna; logistics and other transportation-related costs; our debt levels and ability to service and reduce our debt; efforts and ability to increase prices and reduce costs; costs and results of efforts to improve the performance and market share of our businesses; reduced sales, disruptions, costs or other charges to earnings that may be generated by our strategic plan and transformation plan efforts; effectiveness of marketing, pricing and trade promotion programs; changes in U.S., foreign or local tax laws and effective rates; changing consumer and pet preferences; timely launch and market acceptance of new products; competition, including pricing and promotional spending levels by competitors; acquisitions, if any, including identification of appropriate targets and successful integration of any acquired businesses; product liability claims; weather conditions; crop yields; interest rate fluctuations; the loss of significant customers or a substantial reduction in orders from these customers or the bankruptcy of any such customer; changes in business strategy or development plans; availability, terms and deployment of capital; increased pension funding obligations; dependence on co-packers, some of whom may be competitors or sole-source suppliers; changes in, or the failure or inability to comply with, U.S., foreign and local governmental regulations, including environmental regulations and import/export duties; litigation; industry trends, including changes in buying, inventory and other business practices by customers; public safety and health issues; and other factors.
These factors and other risks and uncertainties are described in more detail, from time to time, in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and most recent quarterly report on Form 10-Q. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.
Our declaration of future dividends, if any, is subject to final determination by our Board of Directors each quarter after its review of our then-current strategy, applicable debt covenants, and financial performance and position, among other things.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in millions, except share and per share data)

	Three Months Ended		Six Months Ended
	October 29,	October 30,	October 29,	October 30,
	2006	2005	2006	2005
		(Unaudited)
Net sales	$893.5	$793.2	$1,567.6	$1,409.8
Cost of products sold	649.0	580.6	1,158.7	1,047.3

Gross profit	244.5	212.6	408.9	362.5
Selling, general and administrative expense	162.6	129.0	286.1	237.1

Operating income	81.9	83.6	122.8	125.4
Interest expense	42.9	22.9	73.4	44.1
Other expense	0.1	1.1	0.4	1.1

Income from continuing operations before income taxes	38.9	59.6	49.0	80.2
Provision for income taxes	15.2	22.3	17.9	30.1

Income from continuing operations	23.7	37.3	31.1	50.1

Income (loss) from discontinued operations before income taxes	(0.8)	10.4	(2.7)	15.8
Provision (benefit) for income taxes	(0.3)	3.8	(1.0)	5.8

Income (loss) from discontinued operations	(0.5)	6.6	(1.7)	10.0

Net income	$23.2	$43.9	$29.4	$60.1

Earnings per common share (EPS)
Basic:
Basic Average Shares	201,194,803	199,515,587	200,811,293	203,658,216
EPS — Continuing Operations	$0.12	$0.18	$0.16	$0.24
EPS — Discontinued Operations	(0.01)	0.04	(0.01)	0.06

EPS — Total	$0.11	$0.22	$0.15	$0.30

Diluted:
Diluted Average Shares	203,535,507	202,227,979	203,348,094	206,130,552
EPS — Continuing Operations	$0.12	$0.18	$0.15	$0.24
EPS — Discontinued Operations	(0.01)	0.04	(0.01)	0.06

EPS — Total	$0.11	$0.22	$0.14	$0.30

Del Monte Foods Company — Selected Financial Information
Net Sales by Segment
 (in millions)

	Three Months Ended		Six Months Ended
	October 29,	October 30,	October 29,	October 30,
Net Sales:	2006	2005	2006	2005
		(Unaudited)
Consumer Products	$566.5	$584.4	$987.1	$1,006.6
Pet Products	327.0	208.8	580.5	403.2

Total company	$893.5	$793.2	$1,567.6	$1,409.8

Operating Income by Segment
(in millions)

	Three Months Ended		Six Months Ended
	October 29,	October 30,	October 29,	October 30,
Operating Income:	2006	2005	2006	2005
		(Unaudited)
Consumer Products	$52.6	$63.7	$78.4	$93.7
Pet Products	53.7	32.5	90.3	55.3
Corporate (a)	(24.4)	(12.6)	(45.9)	(23.6)

Total company	$81.9	$83.6	$122.8	$125.4

(a)	Corporate represents expenses not directly attributable to reportable segments. For the three and six months ended October 29, 2006, Corporate includes all severance-related restructuring costs related to the Company’s transformation plan.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in millions)

	October 29,	April 30,
	2006	2006
		(derived from audited
	(Unaudited)	financial statements)
ASSETS

Cash and cash equivalents	$22.0	$459.9
Restricted cash	—	43.3
Trade accounts receivable, net of allowance	228.6	237.8
Inventories	1,169.3	764.2
Prepaid expenses and other current assets	113.8	111.9

TOTAL CURRENT ASSETS	1,533.7	1,617.1

Property, plant and equipment, net	704.4	641.4
Goodwill	1,390.6	758.7
Intangible assets, net	1,205.7	572.5
Other assets, net	41.5	33.2

TOTAL ASSETS	$4,875.9	$3,622.9

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$613.8	$450.9
Short-term borrowings	290.3	1.7
Current portion of long-term debt	24.3	58.6

TOTAL CURRENT LIABILITIES	928.4	511.2

Long-term debt	1,966.6	1,242.5
Deferred tax liabilities	312.2	228.1
Other non-current liabilities	329.6	327.1

TOTAL LIABILITIES	3,536.8	2,308.9

Stockholders’ equity:
Common stock	$2.1	$2.1
Additional paid-in capital	1,006.9	989.5
Treasury stock, at cost	(133.1)	(126.5)
Accumulated other comprehensive loss	(7.0)	(7.9)
Retained earnings	470.2	456.8

TOTAL STOCKHOLDERS’ EQUITY	1,339.1	1,314.0

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,875.9	$3,622.9

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)

	Six Months Ended
	October 29,	October 30,
	2006	2005
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$29.4	$60.1
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	49.2	47.1
Deferred taxes	14.0	6.4
Gain on asset disposals	(0.8)	(1.3)
Stock compensation expense	7.3	3.7
Other non-cash items, net	3.0	(2.6)
Changes in operating assets and liabilities	(210.0)	(153.6)

NET CASH USED IN OPERATING ACTIVITIES	(107.9)	(40.2)

INVESTING ACTIVITIES:
Capital expenditures	(34.1)	(24.9)
Net proceeds from disposal of assets	8.8	26.1
Net cash used in business acquisitions	(1,310.3)	—
Decrease in restricted cash	43.3	—

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,292.3)	1.2

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	570.6	142.4
Payments on short-term borrowings	(282.0)	(104.1)
Proceeds from long-term debt	745.0	—
Principal payments on long-term debt	(55.2)	(0.8)
Payments of debt-related costs	(10.0)	—
Dividends paid	(16.0)	—
Issuance of common stock	9.2	1.8
Purchase of treasury stock	—	(125.4)
Excess tax benefits from stock-based compensation	0.8	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	962.4	(86.1)

Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.6)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(437.9)	(125.7)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	459.9	145.9

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$22.0	$20.2

CONTACTS:

Media Contact	Analyst Contact
Brandy Bergman/Robin Weinberg	Jennifer Garrison
Citigate Sard Verbinnen	Del Monte Foods
(212) 687-8080	(415) 247-3382
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